Consulting Group Capital Markets Funds
Certificate of Secretary

I, Paul F. Gallagher, Secretary of the Consulting Group Capital Markets Funds (the “Trust”), hereby certify on behalf of the Trust as follows:

1.
Submitted herewith is a copy of the most recent received Fidelity Bond extension (the “Bond”) procured by the Trust, the premium in the amount of $514 and in the form required by Rule 17g-1 under the Investment Company Act of 1940, as amended (the “1940 Act”).

2.
Attached hereto as Exhibit A, is a copy of resolutions approving the form and amount of the Bond, unanimously adopted by the Board of Trustees of the Trust, including a majority of such Trustees who are not “interested persons”, as defined in the 1940 Act, of the Trust, by Unanimous Written Consent of the Board of Trustees.

3.	The premium with respect to the Bond has been paid for the period from approximately August 31, 2008 through September 14, 2008.

/s/ PAUL F. GALLAGHER
___________________________
Paul F. Gallagher

Dated:  October 8, 2008

EXHIBIT A

CONSULTING GROUP CAPITAL MARKETS FUNDS
RESOLUTIONS

Adopted by
The Board of Trustees by
Unanimous Written Consent

RESOLVED:
that it is the finding of the Board, including a majority of the Trustees who are not “interested persons” of the Trust (as defined in the 1940 Act, as amended), that an extension of the present fidelity bond written by ICI Mutual Insurance Company (the “Fidelity Bond”), effective August 31, 2008, through September 14, 2008, is reasonable in form and amount, after having given due consideration to all matters deemed relevant;

RESOLVED:	that the proposed premium of approximately $514 to be allocated by the Trust, under the Fidelity Bond be, and the same hereby is, approved;
RESOLVED:	that the extension of the Fidelity Bond for the period from August 31, 2008, to September 14, 2008, be, and it hereby is, approved;
RESOLVED:
that the Secretary of the Trust or that officer’s designee file the Fidelity Bond with the U.S. Securities and Exchange Commission (the “SEC”) and give such notice with respect to the Fidelity Bond required by paragraph (g) of Rule 17g-1 under the 1940 Act; and

RESOLVED:
that the appropriate officers of the Trust be, and each of them hereby is, authorized to make any and all payments and to do any and all other acts, in the name of the Trust and on its behalf, as they, or any of them, may determine to be necessary or desirable and proper in connection with or in furtherance of the foregoing resolutions.